SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     January 20, 2005

PACCAR Inc

(Exact name of registrant as specified in its charter)

Delaware	001-14817	91-0351110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 106th Avenue NE, Bellevue, WA    98004

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code     (425) 468-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Material Contracts

On January 20, 2005, the Compensation Committee of the Board of Directors of PACCAR Inc granted non-qualified stock options to acquire shares of its common stock, $1.00 par value per share to its executive officers pursuant to the PACCAR Inc Long Term Incentive Plan (see Appendix A of the 2002 Proxy Statement, dated March 19, 2002).  Each option grant was evidenced by an option agreement substantially in the form attached hereto as Exhibit 99.1. The exercise price of these stock options equals the closing price of one share of PACCAR common stock on the NASDAQ Stock Market on January 20, 2005.

Item 9.01       Financial Statements and Exhibits

(c) Exhibits.

The following is furnished as an Exhibit to this Report.

Exhibit Number	Description

99.1	Form of Option Grant Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACCAR Inc

Date:	January 25, 2005	By:	/s/ D. C. Anderson
D. C. Anderson
Vice President and General Counsel